CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Matrix/LMH Value Fund, Inc. and to the use of our report dated August 6, 1999 on the financial statements and financial highlights of Matrix/LMH Value Fund, Inc. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.


                                             /s/Tait, Weller & Baker


                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 22, 1999